FILED # C5713-99
DEAN HELLER                                                JUN 15, 2004
Secretary of State                                       IN THE OFFICE OF
204 North Carson Street, Suite 1                          /s/Dean Heller
Carson City, Nevada 89701-4289                   DEAN HELLER, SECRETARY OF STATE
(775) 684-5708
Website: secretaryofstate.biz


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              Certificate of Amendment
         (PURSUANT TO NRS 78.385 and 78.390)
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Important: Read attached instructions                           ABOVE SPACE IS
before completing form.                                      FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:
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PALOMAR ENTERPRISES, INC.
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2.  The articles have been amended as follows (provide article numbers, if available):
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The following paragraph is hereby added to Article III, as previously amended:

Consolidation. Simultaneously with the filing of this amendment (the "Effective Time"), each 100 shares of common stock, par value $0.001 per share, issued and outstanding immediately before the Effective Time (such shares, collectively, the "Old Common Stock") shall automatically and without any action on the part of the holder thereof, be consolidated and changed into one share of common stock, par value $0.001 per share (such shares, collectively, the "Common Stock"). The number of shares of the Common Stock to be issued to each holder of the Old Common Stock shall be rounded to the nearest whole share. In lieu of any fractional share to which any such holder would be entitled, the Company shall pay such holder an amount of cash equal to the fair value of such fractional share as of the Effective Time. Each holder of a certificate or certificates that immediately before the Effective Time represented outstanding shares of the Old Common Stock (collectively, the "Old Common Certificates") shall be entitled to receive, on surrender of the Old Common Certificates to the CONTINUATION ATTACHED

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3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 437,000,000 shares of common stock

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4.  Effective date of filing (optional):  June 21, 2004
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        (must not be later than 80 days after the certificate is filed)

5.  Officer Signature (required): /s/ Brent Fouch
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*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This filing must be accompanied by                     Nevada Secretary of State
appropriate fees.  See attached fee                        AM  76.798 Amend 2003
schedule.                                                       Revised 11/01/02


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Company's secretary for cancellation, a certificate or certificates representing the number of shares of the Common Stock (the "Common Certificates") into which and for which the shares of the Old Common Stock, formerly represented by the Old Common Certificates and so surrendered, are being consolidated under the terms hereof. From and after the Effective Time, the Old Common Certificates shall represent only the right to receive the Common Certificates pursuant to the provisions hereof. If more than one Old Common Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Common Stock for which Common Certificates which shall be issued and shall be computed on the basis of the aggregate number of shares represented by the Old Common Certificates so surrendered.


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